Exhibit 21.1

Subsidiaries of the Company

Company Name	Jurisdiction of Incorporation

Advanced Exercise Equipment, LLC	Colorado
Albemarle Boats, Inc.	North Carolina
Appletree Ltd.	Bermuda
Ashland City Land & Brand Partners, G.P.	Tennessee
Askeladden Marine AS	Norway
Attwood Corporation	Delaware
Baja Marine Corporation	Delaware
BBG Logistics, Inc.	Delaware
BCMM Holdings, Inc.	Delaware
Bella-Veneet Oy	Finland
Bluewater Marine Group, Inc.	South Carolina
BNT Marine Limited	England and Wales
Boston Whaler, Inc.	Delaware
BRIG Holdings, Inc.	Delaware
Brunswick Acceptance Company, LLC	Delaware
Brunswick AG	Switzerland
Brunswick Automotive Europe GmbH	Germany
Brunswick Bermuda International Holdings Limited	Bermuda
Brunswick Bermuda Limited	Bermuda
Brunswick Billiards Recreation, Inc.	Delaware
Brunswick Boat Manufacturing (Zhuhai) Company Limited	China
Brunswick Boats, Inc.	Delaware
Brunswick Bowling & Billiards (U.K.) Limited	England and Wales
Brunswick Bowling & Billiards Corporation	Delaware
Brunswick Bowling & Billiards Ltda.	Brazil
Brunswick Bowling Pin Corporation	Delaware
Brunswick Centres, Inc.	Canada
Brunswick China Limited	Hong Kong
Brunswick Commercial & Government Products, Inc.	Delaware
Brunswick Companias de Mexico, S.A. de C.V.	Mexico
Brunswick Corporation	Arkansas
Brunswick Europe Holdings Limited	England and Wales
Brunswick European Group SPRL	Belgium
Brunswick Family Boat Co., Inc.	Delaware
Brunswick Financial Services Corporation	Delaware
Brunswick France S.A.	France
Brunswick GmbH	Germany
Brunswick GmbH	Austria
Brunswick Hungary Manufacturing and Trading Limited Liability Company	Hungary
Brunswick Iberia, S.A. Sociedad Unipersonal	Spain
Brunswick International (Canada) Limited	Canada
Brunswick International GmbH	Germany
Brunswick International Holdings, Inc.	Delaware
Brunswick International Limited	Delaware
Brunswick International Sales Corporation	U.S. Virgin Islands
Brunswick International Trading (Shanghai) Co., Ltd.	China
Brunswick Marina, LLC	Delaware
Brunswick Marine Sales Corporation	Delaware
Brunswick Mercury Marine Equipment (Suzhou) Co., Ltd.	China
Brunswick Netherlands B.V.	Netherlands
Brunswick New Technologies Asia Pte. Ltd.	Singapore
Brunswick New Technologies, Inc.	Delaware
Brunswick of Canada Limited	Ontario, Canada
Brunswick Oslo Marine AS	Norway
Brunswick Portugal, Lda.	Portugal
Brunswick Product Protection Corporation	Delaware
Brunswick Product Protection Corporation of Florida	Delaware
Brunswick Product Protection Corporation of California	Delaware
Brunswick Riverview Club, Inc.	Delaware
Brunswick Singapore Holdings Pte. Ltd.	Singapore
Brunswick Sports Facilities (Shanghai) Co. Ld.	China
Brunswick Sports Garden Co. Ltd.	Japan
Carolina Lanes Lounge, Inc.	South Carolina
Centennial Assurance Company Ltd.	Bermuda
Chartus Corporation	Delaware
Columbia Lounge, Inc.	Maryland
Cummins Mercruiser Diesel (French Branch)	France
Cummins Mercruiser Diesel Europe Sprl	Belgium
Cummins Mercruiser Diesel Marine, LLC	Delaware
Cummins Mercruiser Diesel South Pacific Pty Limited	Australia
Cummins Mercruiser Diesel U.K. Limited	England and Wales
E.W. Driessen B.V.	Netherlands
Fibratrim Limited	England and Wales
Gulfport Marina, LLC	Delaware
Harrigan Limited	British Virgin Islands
Harris Kayot Marine, LLC	Indiana
Henrik J. Askviks Sonner AS	Norway
Integrated Dealer Systems Canada, Ltd.	New Brunswick, Canada
Kellogg Marine, Inc.	Connecticut
L’Aigle D’or, Inc. (d/b/a 11th Frame Lounge, Inc.)	Maryland
Land ‘N’ Sea Corporation	Delaware
Land ‘N’ Sea Distributing, Inc.	Florida
Land ‘N’ Sea Midwest, Inc.	Illinois
Leiserv, Inc.	Delaware
Life Fitness (Atlantic) B.V.	Netherlands
Life Fitness (U.K.) Limited	England and Wales
Life Fitness Asia Pacific Limited	Hong Kong
Life Fitness China Limited	Hong Kong
Life Fitness Europe GmbH	Germany
Life Fitness International Sales, Inc.	Delaware
Life Fitness Italia S.r.L.	Italy
Life Fitness Japan, Ltd.	Japan
Life Fitness Recreation, LLC	Delaware
Life Fitness Shared Services Center, B.V.	Netherlands
Life Fitness Vertriebs GmbH	Austria
Life Fitness, Inc.	Delaware
Lund Boat Company	Delaware
Lund Boats Canada, Inc.	Canada
Marine Power Australia Pty Limited	Australia
Marine Power Deutschland GmbH	Germany
Marine Power Europe, Inc.	Delaware
Marine Power International Limited	Delaware
Marine Power International Pty Limited	Delaware
Marine Power Italia S.p.A.	Italy
Marine Power Nederland B.V.	Netherlands
Marine Power New Zealand Limited	Delaware
Marine Power Sweden AB	Sweden
Mercury Marine de Mexico, S.A. de C.V.	Mexico
Mercury Marine do Brasil Industria e Comercio Ltda.	Brazil
Mercury Marine Limited	Ontario, Canada
Mercury Marine Sdn Bhd	Malaysia
Mercury Marine Singapore Pte. Ltd.	Singapore
Mercury Marine Technology Suzhou Company Ltd.	China
Mercury Sales Corporation	Delaware
Monolith Corporation	North Carolina
Mototron Corporation	Delaware
Naviart Limited	Hong Kong
Navman Australia Pty Limited	Australia
Navman Europe Limited	England and Wales
Navman New Zealand	New Zealand
Navman USA, Inc.	Delaware
Navman Wireless UK Limited	England and Wales
New Zealand Holdings	New Zealand
Nippon Brunswick Company Limited	Japan
Normalduns B.V.	Netherlands
Normandy Restaurants, Inc.	Maryland
OBC International Holdings, Inc.	Delaware
Old Orchard Industrial Corp.	Delaware
Oy Brunswick Finland	Finland
Performance Motor Yachts	England and Wales
Perry Hall Lounge, Inc.	Maryland
Princecraft Boats, Inc.	Canada
Productos Marine de Mexico, S.A. de C.V.	Mexico
Protokon Manufacturing Developing and Trading Limited Liability Company	Hungary
Quality Bowling Corporation	California
Rayglass Sales & Marketing Limited	New Zealand
Roadmaster Mexico, S.A. de C.V.	Mexico
Rose Corporation	Rhode Island
SBC International Holdings, Inc.	Delaware
Sea Ray Boats, Inc.	Arizona
Sea Ray Boats, Inc.	Florida
Sealine International Limited	England and Wales
Sealine Sales (UK) Limited	England and Wales
Sealine Sales Balearic Islands	Spain
Sealine Sales Deutschland	Germany
Skokie Investment Corporation	Delaware
Summit Marine, LLC	Mississippi
Supra Industria Textil, Lda.	Portugal
Suzhou Taihu Mercury Club and Marina Co. Ltd.	China
TechCom Car Communications AG	Germany
Teignbridge Propellers (Australia) Pty. Limited	Australia
Teignbridge Propellers, Inc.	Delaware
Teignbridge Propellers Limited	England and Wales
Teignbridge Propellers Nederland B.V.	Netherlands
Teignbridge Propulsion Gulf LLC	Dubai
Texas Operations Holding Company, Inc.	Texas
Texas Operations, LLC	Texas
Thousand Oaks Company	Texas
Tohatsu Marine Corporation	Japan
Triton Boat Company, L.P.	Tennessee
Uttern Batar Aktiebolag	Sweden
Valley-Dynamo, L.P.	Delaware
Wintergreen Finance, Inc.	Delaware
Woodward Mototron Systems, LLC	Delaware